                                                                   EXHIBIT(d)(4)

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

                             INFORMATICA CORPORATION

                            1999 STOCK INCENTIVE PLAN
                            (AS AMENDED, APRIL, 2001)

                             SHARES OF COMMON STOCK,
                            PAR VALUE $.001 PER SHARE

        Shares of common stock of Informatica Corporation (the "Company") are being offered to employees (including officers and directors) and consultants to the Company and its parents and subsidiaries under Company's 1999 Stock Incentive Plan.

        Prices for the Company's common stock are quoted on the Nasdaq National Market under the symbol "INFA."

                         -----------------------------

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS DOCUMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   -----------

        YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS DOCUMENT OR ANY SUPPLEMENT. THE COMPANY HAS NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE SECURITIES ARE NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS DOCUMENT OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

                         -----------------------------

                   THE DATE OF THIS PROSPECTUS IS MAY 3, 2001

                                                                 EXHIBIT (d)(4)


                             INFORMATICA CORPORATION

                            1999 STOCK INCENTIVE PLAN
                            (AS AMENDED, APRIL, 2001)

                      ------------------------------------


                                  INTRODUCTION

        The Company is offering shares of its common stock (subject to increase beginning January 1, 2000) for sale to employees (including officers and directors) and consultants to the Company and its parents and subsidiaries under the Company's 1999 Stock Incentive Plan (the "Plan"). The terms and conditions are governed by the Plan and the agreements thereunder between the Company and the participants. This document sets forth information concerning the Plan and will be distributed to participating employees pursuant to the Securities Act of 1933, as amended (the "Securities Act"). THIS DESCRIPTION OF THE PLAN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO YOUR STOCK OPTION AGREEMENT AND THE FULL TEXT OF THE PLAN WHICH IS ATTACHED AS EXHIBIT A TO, AND FORMS A PART OF, THIS DOCUMENT.

        Additional information about the Plan and its administration can be obtained by contacting the Company's Chief Financial Officer, at the Company's executive offices located at 3350 W. Bayshore Road, Palo Alto, CA 94303. The telephone number at that location is (650) 687-6200.


                             DESCRIPTION OF THE PLAN

GENERAL

        The Plan was adopted by the Company's Board of Directors (the "Board") in February 1999 and by the Company's stockholders in April 1999. Initially, 650,000 shares of the Company's common stock were reserved under the Plan. The number of shares initially reserved will be increased by the number of shares
(1) reserved for issuance under the Company's 1996 Flexible Stock Incentive Plan, but not granted as of April 28, 1999, and (2) represented by grants made under the Company's 1996 Flexible Stock Incentive Plan which expire, are forfeited or cancelled on or after April 28, 1999. Commencing January 1, 2000, the number of shares of common stock reserved for issuance under the Plan will be increased annually by a number equal to 5% of the fully-diluted number of shares of common stock outstanding as of the first day of the Company's current fiscal year or such lesser number as determined by the administrator. However, the maximum number of shares of common stock available for issuance as incentive stock options shall be increased by the lesser of either 5% of the fully-diluted number of shares of common stock outstanding on the first day of the Company's current fiscal year, 4,000,000 shares or such lesser number as determined by the administrator.

PURPOSE

        The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees or directors of or consultants to the Company or its affiliates, and to promote the success of the Company's business.


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ADMINISTRATION OF THE PLAN

        With respect to Awards (as defined below under "Types of Awards") granted to directors or officers, the Plan is administered by the Board or by a Committee designated by the Board which is constituted in such a manner as to permit such grants and related transactions under the Plan to be exempt from
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). With respect to Awards granted to other participants, the Plan is administered by the Board or by one or more Committees designated by the Board. In each case, the Board or the Committees (the Board or such Committees, the "Plan Administrator") shall determine the provisions, terms and conditions of each award as discussed below.

        The Plan Administrator has sole discretion as to the interpretation and construction of any provision of the Plan, and the determination of the terms and conditions (not inconsistent with the terms of the Plan) of Awards thereunder, including without limitation (1) determination of the fair market value of the Common Stock, the exercise or purchase price of Awards granted and the vesting and exercisability thereof, the number of shares subject to an Award, and which employees and consultants will receive Awards; (2) approval of the forms of agreement under the Plan; (3) modification or amendment of the Plan or any Award granted thereunder; and (4) determination of the provisions, terms and conditions of each Award.

TYPES OF AWARDS

        An "Award" may consist of any type of arrangement that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (1) shares of Common Stock, (2) an option to purchase shares of Common Stock or a stock appreciation right or other similar right with an exercise or conversion privilege at a fixed or variable price, or
(3) any other security with the value derived from the value of the Common Stock. Such awards may include options, stock appreciation rights, sales or bonuses of restricted stock, dividend equivalent rights, performance units or performance shares and an Award may consist of a combination of securities and benefits.

        A "dividend equivalent right" is a right entitling the grantee to compensation measured by dividends paid with respect to Common Stock.

        An "option" is an option to purchase shares of Common Stock pursuant to an award agreement granted under the Plan. An "incentive stock option" or "ISO" is an option intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and a "non-qualified stock option" is an option not intended to qualify as an incentive stock option. ISOs and non-qualified stock options are referred to collectively as "Options."

        "Performance shares" are shares of Common Stock or another Award denominated in shares which may be earned in whole or in part upon attainment of performance criteria established by the Plan Administrator.

        "Performance Units" are an Award which may be earned in whole or in part upon attainment of performance criteria established by the Plan Administrator and which may be settled for cash, shares of Common Stock or other securities or a combination of cash, shares of Common Stock or other securities, as established by the Plan Administrator.

        "Restricted stock" is a share of Common Stock issued under the Plan to the grantee for consideration, if any, subject to restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as established by the Plan Administrator.


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        A "Stock Appreciation Right" is a right entitling the grantee to shares of Common Stock or cash compensation, as established by the Plan Administrator, measured by appreciation in the value of Common Stock.

        The Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. Please refer to "Tax Information" below for information concerning the tax treatment of the Awards.

ELIGIBILITY

        Awards generally may be granted to employees (including officers and directors who are employees), directors and consultants to the Company and its parents, subsidiaries, and other businesses in which the Company, a subsidiary or a parent holds a substantial interest ("Related Entities"). However, ISOs may be granted only to employees (including officers and directors who are employees) of the Company or any Parent or Subsidiary (as defined in the Plan). Each Award will be designated in a written agreement between the Company and the grantee (an "Award Agreement"), and each option shall be designated either as an ISO or non-qualified stock option.

        Notwithstanding the designations in an Award Agreement, to the extent that the aggregate fair market value (determined at the time of grant) of the Common Stock with respect to which ISOs granted are exercisable for the first time by any participant during any calendar year (under all plans of the Company or any affiliate) exceeds $100,000, such options will be treated as non-qualified stock options to the extent of such excess. For this purpose, ISOs will be taken into account in the order in which they were granted, and the fair market value of the shares shall be determined as of the date the option with respect to such shares is granted.

GENERAL TERMS OF AWARDS GRANTED UNDER THE PLAN

        The terms and conditions of the Plan are summarized below. In addition, each Award will be subject to the terms and conditions of the Award Agreement pursuant to which the Award is granted. The form of such Award Agreement and the terms and conditions thereof will be determined from time to time by the Plan Administrator. Such terms and conditions may include, but are not limited to:

        - vesting schedules,
        - repurchase provisions,
        - rights of first refusal,
        - form of payment,
        - forfeiture provisions, and
        - satisfaction of performance criteria.

        Term. The term of each Award will be stated in the applicable Award Agreement. However, no ISO will be exercisable after the expiration of 10 years from the date of grant thereof or, in the case of an ISO granted to a person who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, 5 years from the date of grant.

        Exercise or Purchase Price. The exercise or purchase price per share, if any, for an Award will be:


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

        - in the case of an ISO or an award intended to qualify as performance-based compensation, not less than 100% of the fair market value on the date of grant, except that an ISO granted to a person who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary shall have an exercise price of not less than 110% of the fair market value on the date of grant;

        - in the case of a non-qualified stock option, not less than 85% of the fair market value on the date of grant unless otherwise determined by the Administrator; and

        - in the case of other Awards, the price determined by the Plan Administrator.

        For purposes of the Plan, "fair market value" of a share of Common Stock means, as of any date, (1) where there exists a public market for the Common Stock, the closing sales price for a share for the last market trading day prior to the time of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the Nasdaq National Market or the principal securities exchange on which the Common Stock is listed for trading, whichever is applicable, or, if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable, or (2) in the absence of such an established market, the price determined by the Plan Administrator in good faith.

        Early Exercise. An Award under the Plan may, but need not, include a provision whereby the participant may elect at any time while an employee, director or consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or to any other restriction the Plan Administrator determines to be appropriate.

        Taxes. Notwithstanding the exercise of an Award, no shares shall be delivered under the Plan to any participant until such participant has made arrangements acceptable to the Plan Administrator for the satisfaction of foreign, federal, state and local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of shares or the disqualifying disposition of shares received on exercise of an ISO. Upon exercise of an Award, the Company shall withhold or collect from the participant an amount sufficient to satisfy such tax obligations. For purposes of federal, state and local income tax reporting purposes (if applicable), fair market value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

        Transferability. ISOs are not transferable by the participant other than by will or the laws of descent or distribution and may be exercised during the participant's lifetime only by such participant. Other Awards are transferable to the extent provided in the Award Agreement.

        Means of Payment. Payment of the purchase price for shares of Common Stock issued upon exercise or purchase of an Award may be made by such means as the Plan Administrator determines. Such means may include:

        - cash,
        - check,
        - promissory note,

        - shares of Common Stock of the Company,
        - assignment of a part of the proceeds from the sale shares of Common Stock acquired upon exercise or purchase of the Award, or
        - any combination of the foregoing.

        Exercise of Awards; Dividend and Voting Rights. An Award is exercised when (1) written notice has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and (2) full payment for the shares with respect to which the Award is exercised has been received by the Company (including the broker-dealer sale and remittance procedure for payment of the purchase price). Notwithstanding the exercise of an Award, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such shares of Common Stock, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to shares underlying such Award.

        Termination of Employment. An Award may not be exercised after the termination date of such Award as set forth in the Award Agreement. After the termination of the participant's continuous service as an employee, consultant or director of the Company, the participant may exercise his or her Award (to the extent that the participant was entitled to exercise it at the date of termination) only to the extent provided in the Award Agreement. If, after termination, the participant does not exercise his or her Award within the time specified in the Award Agreement, the Award shall terminate, and the shares covered by such Award shall revert to and again become available for issuance under the Plan. Where the Award agreement permits the exercise of the Award for a specified period following termination of the participant's continuous service as an employee, consultant or director of the Company, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the term of the Award, whichever occurs first.

        Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the participant to payment or receipt of shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

        Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of participants on such terms and conditions as determined by the Administrator from time to time.

        Buyout and Award Exchange Provisions. The Administrator may at any time offer to buy out for payment in cash or in shares, an Award previously granted based on such terms and conditions as the Administrator shall establish and communicate to the participant at the time that such offer is made. The Administrator also may establish one or more programs to permit selected participants to exchange an Award for one or more other types of Awards on such terms and conditions as determined by the Administrator from time to time.

        Applicable Law. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such shares pursuant thereto comply with all applicable laws. As a condition to the exercise of an Award, the Company may require the participant to represent that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if such a representation is required by any applicable laws.

CORPORATE TRANSACTIONS AND RELATED ENTITY DISPOSITIONS

        Corporate Transactions. In the event of an acquisition of the Company through the sale of all or substantially all of its assets, a merger or other business combination in which the Company is not the surviving entity, any reverse merger where the Company is the surviving entity but more than 50% of the Company's combined voting power is transferred to a person(s) different from those holding such voting power immediately prior to such acquisition or an acquisition by any person or related group of persons, other than the Company, of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities (each a "Corporate Transaction"), all outstanding Awards under the Plan, except as otherwise provided in a specific Award Agreement, shall terminate unless assumed by the successor company or its parent.

        Related Entity Dispositions. Subject to the discretion of the Plan Administrator as described below, in the case of a sale, distribution or other disposition by the Company of all or substantially all of the Company's interests in a Related Entity effected by means of a sale, merger, consolidation or other transaction involving the Related Entity or the sale of all or substantially all of the assets of the Related Entity (a "Related Entity Disposition"), the continuous service of each participant who is at the time engaged primarily in service related to such Related Entity shall terminate and all outstanding but unvested Awards will become fully vested and released from any restrictions on transfer (other than transfer restrictions applicable to ISOs) and repurchase or forfeiture rights and shall be exercisable in accordance with the terms of the Award Agreement. However, such continuous service shall not be deemed to terminate if such Awards are assumed by the successor entity or its parent.

CAPITAL CHANGES

        If there is any change in the Common Stock subject to the Plan, through stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock merger, consolidation, acquisition of the property or equity securities of the Company, any separation of the Company, reorganization, partial or complete liquidation or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock, the Plan Administrator shall make appropriate adjustments, subject to any required stockholder action, to the number of shares covered by each Award, the number of shares authorized for issuance under the Plan, the price per share and any other terms the Plan Administrator determines require adjustment.

RESALE RESTRICTIONS

        The shares received upon exercise of an Award generally are freely tradable and will not bear any restrictive legends, unless the grantee is an "affiliate" of the Company (which generally includes officers, directors and significant stockholders of the Company). However, if a grantee exercises an ISO, an immediate sale may have certain adverse tax consequences (see the discussion below under "Tax Information"). Further, if a participant is subject to Section 16(b) of the Exchange Act, sales of the shares issued upon exercise of an Award will be subject to the short-swing trading provisions of Section 16(b) of the Exchange Act and Rule 144 of the Securities Act. See "Special Considerations for Directors and Executive Officers" below.

SALES COMMISSIONS

        Generally, grantees desiring to sell shares of Common Stock received pursuant to an Award must arrange such sale through a broker, and can expect to be charged a fee or commission for such sales. However, grantees pay no commission on exercise of their Awards.


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

AMENDMENT AND TERMINATION

        The Plan will continue in effect until February 2009, unless sooner terminated by the Board. The Board may amend the Plan at any time or from time to time or may suspend or terminate it, without approval of the stockholders, except as required by law. However, no action by the Board or stockholders may alter or impair any Award previously granted under the Plan.

NO EFFECT ON TERMS OF EMPLOYMENT

        The Plan shall not confer upon any participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS

        Except as specifically provided in a retirement or other benefit plan of the Company or a related entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a related entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.


                                 TAX INFORMATION


        The following summary of the federal income tax consequences to participants and the Company of the grant of Awards and shares of Common Stock pursuant thereto does not purport to be complete and participants should refer to the applicable provisions of the Code. The summary does not address other taxes that may affect an individual such as state and local income taxes, federal and state estate, inheritance and gift taxes and foreign taxes. The summary also does not address special tax considerations that may apply if a participant uses stock, notes or consideration other than cash to exercise options granted under the Plan or otherwise purchase shares of Common Stock pursuant to Awards. Furthermore, the tax consequences of Awards are complex and subject to change, and a taxpayer's personal situation may be such that some variation of the described rules applies. Participants should consult with their own tax advisors before the exercise of any Award and before the disposition of any shares acquired upon the exercise of an Award.


                   SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES
                    RELATING TO AWARDS GRANTED UNDER THE PLAN

INCENTIVE STOCK OPTIONS

        Incentive stock options under the Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under Section 422 of the Code. Incentive stock options generally have the following tax consequences:

        There are generally no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an ISO. However, the exercise of an ISO may increase the optionee's alternative minimum tax liability, if any.


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

        If an optionee holds stock for more than two years from the date on which the ISO is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the ISO, any gain or loss on a disposition of such stock will be long term capital gain or loss. In this event, the Company will not be allowed a business expense deduction with respect to the disposition of shares. However, if the optionee disposes of the stock before the expiration of either of the above-stated holding periods (a "disqualifying disposition"), at the time of disposition the optionee will realize taxable ordinary income equal to the lesser of (1) the excess of the fair market value on the date of exercise over the exercise price, or (2) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year.

        To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness and perhaps, in the future, the satisfaction of a withholding obligation) to a corresponding business expense deduction in the tax year in which the disposition occurs.

NON-QUALIFIED STOCK OPTIONS

        Non-qualified stock options under the Plan generally have the following federal income tax consequences:

        There generally are no tax consequences to the optionee or the Company by reason of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short term depending on whether the stock was held for more than one year.

STOCK PURCHASES AND BONUSES

        Stock grants, restricted stock grants and restricted stock purchases granted under the Plan have the following federal income tax consequences:

        Generally, a recipient of stock under the Plan would recognize ordinary income equal to the difference between the market value of the stock on the grant or purchase date and any amount paid or required to be paid for the stock. If the stock is restricted and subject to vesting, then the recipient of the stock would recognize ordinary income as the restrictions are removed and the stock vests. On each vesting date, the recipient would recognize ordinary income equal to the difference between the fair market value of the shares of stock that have vested on such date and any amount paid or required to be paid for the shares of stock. The recipient of the stock would not recognize any income to the extent the rights to the stock have not vested. A recipient of stock under the Plan, however, may make a Section 83(b) election whereby the recipient elects to be taxed at the grant date at ordinary income rates on the difference between the fair market value of the stock on the grant or purchase date (such valuation taking into account only those restrictions, if any, on the stock and the risk of forfeiture thereof that will never lapse) and any amount paid by the recipient for the stock.

        With respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient.

        Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income. Such gain or loss will be long or short term depending on whether the stock was held for more than one year.

STOCK APPRECIATION RIGHTS

        Recipients of stock appreciation rights generally should not recognize income until such rights are exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participating individual will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. Participating individuals who are employees will be subject to withholding with respect to income recognized upon exercise of a stock appreciation right.

        The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, so long as the Company withholds the appropriate taxes with respect to such income and the individual's total compensation is deemed reasonable in amount.

        Participating individuals will recognize gain upon the disposition of any stock received on exercise of a stock appreciation right equal to the excess of (1) the amount realized on such disposition over (2) the ordinary income recognized with respect to such stock under the principles set forth above. That gain will be taxable as long or short term capital gain depending on whether the stock was held for more than one year.


                           SPECIAL CONSIDERATIONS FOR
                        DIRECTORS AND EXECUTIVE OFFICERS

        Sales of shares by directors and executive officers of the Company (including sales of shares received by them under the Plan) are subject to the short-swing trading restrictions of Section 16(b) of the Exchange Act. These short-swing trading restrictions are described more fully in the Federal Securities Law Memorandum for Directors and Officers of Informatica Corporation, which has been distributed to each of the Company's directors and officers. Accordingly, each director and executive officer of the Company is urged to consult that memorandum and with legal counsel prior to effecting transfers of shares of Common Stock. In the case of stock acquired pursuant to the exercise of an Award, an officer or director will generally recognize ordinary income as of the date such ordinary income should normally be recognized under the rules set forth above. The amount of income recognized will equal the excess of the value of the Common Stock at such time over the Option exercise price. Certain other special tax rules may apply to participants subject to Section 16(b). For example, unless an exemption from Section 16(b) is available, the recognition of taxable income is generally deferred until six months after the date the Award is received. Officers and directors should consult their own tax advisors regarding these issues.

        Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act. Shares of Common Stock purchased under the Plan by affiliates are subject to special restrictions on resale imposed by the Securities Act. Such shares


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

may only be reoffered or resold if registered for resale or if sold under Rule 144 promulgated under the Securities Act or under another exemption from the registration requirements of the Securities Act. Among other requirements, Rule 144 imposes volume limitations on resales by affiliates. For these reasons, officers and directors should consult the Company's legal counsel prior to the exercise of any Award or the sale of shares of Common Stock received upon exercise of the Award.

        An "affiliate" is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. "Control" for these purposes (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.


                       WHERE YOU CAN FIND MORE INFORMATION

        The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") as required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy any reports, statements or other information we file at the Commission's Public Reference Rooms at:

        - 450 Fifth Street, N.W., Washington, D.C. 20549;

        - Seven World Trade Center, 13th Floor, New York, NY 10048; or

        - Northwest Atrium Center, 5000 W. Madison Street, Suite 1400, Chicago, IL 60661.

Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available to the public from commercial document retrieval services and the Commission website
(http://www.sec.gov).

                             INCORPORATED DOCUMENTS

        In accordance with the Exchange Act, the Commission allows the Company to "incorporate by reference" information into a document, which means that the Company can disclose important information to participants by referring participants to another filing separately submitted to the Commission. The information from that filing incorporated by reference is deemed to be part of the document, except for any information in the filing superseded by information in the document.

        The Company has filed a Registration Statement on Form S-8 with the Commission with respect to the shares of common stock available under the Plan. The Registration Statement "incorporated by reference" the Company's prospectus dated April 28, 1999, filed pursuant to Rule 424(b). In addition, documents previously or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities described below have been sold or which deregisters all securities then remaining unsold, as well as documents described in Item 3 of Part II of such Registration Statement, are incorporated by reference in the Registration Statement.

        The incorporated documents are incorporated into this document by this reference.

        At your written or oral request the Company will provide you without charge a copy of:

        - any or all incorporated documents (excluding exhibits unless the exhibits are specifically incorporated by reference into the information the this document incorporates),

        - all reports, proxy statements and other communications the Company distributes to its stockholders generally, and

        - all other documents the Company must deliver under rule 428(b) of the Securities Act of 1933, as amended.

Requests should be directed to the Chief Financial Officer at the Company's executive offices, located at 3350 W. Bayshore Road, Palo Alto, CA 94303. The telephone number at that location is (650) 687-6200. The Company's Web site address is http://www.informatica.com. Information contained on the Company's Web site is not a part of this document.

                                                                   EXHIBIT(d)(4)

                                    EXHIBIT A




                             INFORMATICA CORPORATION


                            1999 STOCK INCENTIVE PLAN
                            (AS AMENDED, APRIL, 2001)

                             INFORMATICA CORPORATION

                            1999 STOCK INCENTIVE PLAN
                              (AMENDED APRIL, 2001)

        1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

        2. Definitions. As used herein, the following definitions shall apply:

           (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

           (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

           (c) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

           (d) "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

           (e) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

           (f) "Board" means the Board of Directors of the Company.

           (g) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

               (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

               (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

           (h) "Code" means the Internal Revenue Code of 1986, as amended.

           (i) "Committee" means any committee appointed by the Board to administer the Plan.

           (j) "Common Stock" means the common stock of the Company.

           (k) "Company" means Informatica Corporation.

           (l) "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

           (m) "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

           (n) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety
(90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

           (o) "Corporate Transaction" means any of the following transactions:

               (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

               (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

               (iv) an acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

           (p) "Director" means a member of the Board or the board of directors of any Related Entity.

           (q) "Disability" means that a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy.

           (r) "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

           (s) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

           (t) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           (u) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (ii) In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

               (iii) Notwithstanding the preceding in (i) and (ii) above, for federal, state and local income tax reporting purposes, fair market value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

           (v) "Grantee" means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

           (w) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

           (x) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

           (y) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

           (z) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

           (aa) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

           (bb) "Performance Shares" means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

           (cc) "Performance Units" means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

           (dd) "Plan" means this 1999 Stock Incentive Plan.

           (ee) "Registration Date" means the first to occur of (i) the closing of the first sale to the general public of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended on or prior to the date of consummation of such Corporate Transaction.

           (ff) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

           (gg) "Related Entity Disposition" means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity.

           (hh) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

           (ii) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

           (jj) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

           (kk) "Share" means a share of the Common Stock.

           (ll) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3. Stock Subject to the Plan.

           (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 650,000 Shares, increased by (i) any Shares available for future Awards under the the Company's 1996 Flexible Stock Incentive Plan as of the Registration Date, (ii) any Shares that are represented by Awards under the the Company's 1996 Flexible Stock Incentive Plan which are forfeited, expire or are cancelled without delivery of Shares or which result in the forfeiture of Shares back to the Company on or after the Registration Date, and (iii) an annual increase to be added on the first day of the Company's fiscal year beginning in 2000 equal to five percent (5%) of the number of Shares outstanding as of such date or a lesser number of Shares determined by the Administrator. Notwithstanding the foregoing, subject to the provisions of
Section 10, below, of the number of Shares specified above, the maximum aggregate number of Shares available for grant of Incentive Stock Options shall be 650,000 Shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2000 equal to the lesser of (x) five percent (5%) of the number of Shares outstanding as of such date, (y) 4,000,000 Shares, or (z) a lesser number of Shares determined by the Administrator. For purposes of determining the outstanding number of Shares under this Section 3(a), all outstanding classes of securities of the Company, convertible notes, Awards and warrants that are convertible or exercisable presently or in the future by the holder into Shares, shall be deemed to have been fully converted or exercised (notwithstanding any limits on such conversions or exercises) into the number of Shares represented by such securities, notes, Awards and warrants calculated using the treasury stock method. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

           (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. If any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such retained Shares subject to such Award shall become available for future issuance under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

        4. Administration of the Plan.

           (a) Plan Administrator.

               (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

               (ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by
(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. Subject to Applicable Laws, the Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

               (iii) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

           (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

               (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

               (ii) to determine whether and to what extent Awards are granted hereunder;

               (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

               (iv) to approve forms of Award Agreements for use under the Plan;

               (v) to determine the terms and conditions of any Award granted hereunder;

               (vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

               (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

               (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

               (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

           (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

        5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

        6. Terms and Conditions of Awards.

           (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

           (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock

Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

           (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

           (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

           (e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

           (f) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

           (g) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

           (h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

           (i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

           (j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferable to the extent provided in the Award Agreement.

           (k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

        7. Award Exercise or Purchase Price, Consideration and Taxes.

           (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

               (i) In the case of an Incentive Stock Option:

                   (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

                   (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

               (iii) In the case of other Awards, such price as is determined by the Administrator.

               (iv) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

           (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

               (i) cash;

               (ii) check;

               (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

               (iv) if the exercise or purchase occurs on or after the Registration Date, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

               (v) with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

               (vi) any combination of the foregoing methods of payment.

           (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

        8. Exercise of Award.

           (a) Procedure for Exercise; Rights as a Stockholder.

               (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

               (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

           (b) Exercise of Award Following Termination of Continuous Service.

               (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

               (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

               (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

           (c) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and


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

conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

        9. Conditions Upon Issuance of Shares.

           (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

           (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

        10. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or a similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

        11. Corporate Transactions/Related Entity Dispositions/Buyout. Except as may be provided in an Award Agreement:

           (a) Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate if they are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

           (b) Effective upon the consummation of a Related Entity Disposition, for purposes of the Plan and all Awards, the Continuous Service of each Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition shall be deemed to terminate and each Award of such Grantee which is at the time outstanding under the Plan shall be exercisable in accordance with the terms of the Award Agreement evidencing such Award. However, such Continuous Service shall be not to deemed to terminate if such Award is, in connection with the Related Entity Disposition, assumed by the successor entity or its parent.

        12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

        13. Amendment, Suspension or Termination of the Plan.

           (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

           (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

           (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

        14. Reservation of Shares.

           (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

           (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause.

        16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

        17. Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.